FORM N-SAR
Exhibits 77Q1(a)

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 04/30/2013

The following documents were previously filed with Post-Effective Amendment no. 51 to the Registrant’s registration statement filed on June 17, 2013, accession number 0001144204-13-035086

 Amendments to the Declaration of Trust

1.	Amendment to the Declaration of Trust dated September 25, 2012
2.	Amendment to the Declaration of Trust dated December 12, 2012

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